Enova Reports First Quarter 2017 Financial Results

- Total revenue increased 10.1% year over year to $192.3 million, while diluted earnings per share rose 36.7% to $0.41, and Adjusted EBITDA grew 16.1% to $43.9 million

- Total loans outstanding grew 18.8% year over year, with near-prime installment loan portfolio balances increasing 31.7% to $278.9 million

CHICAGO, April 27, 2017 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter ended March 31, 2017.

"We had a strong start to 2017, driven by healthy demand, particularly from new customers, and good credit performance," said Enova's CEO, David Fisher. "We delivered solid performance across our six growth businesses and saw strong profit growth, which are a testament to our leading competitive position, focused growth strategy, and solid balance sheet with diversified funding. We remain committed to serving customers by further expanding our reach and market share, and we are excited about the opportunities ahead of us."

First Quarter 2017 Summary

  Total revenue of $192.3 million in the first quarter of 2017 increased 10.1% from $174.7 million in the first quarter of 2016.
  Gross profit margin was 57.4% in the first quarter of 2017 compared to 60.2% in the first quarter of 2016, driven by stronger growth in the U.S. installment loan and receivables purchase agreements and a higher mix of new customers, which requires higher loan loss provisions.
  Net income of $13.9 million, or $0.41 per diluted share, in the first quarter of 2017 increased from $9.9 million, or $0.30 per diluted share, in the first quarter of 2016.
  First quarter 2017 adjusted EBITDA of $43.9 million, a non-GAAP measure, increased from $37.8 million in the first quarter of 2016.

"We are pleased with the company's financial performance in the first quarter," said Steve Cunningham, CFO of Enova. "Total revenue was in line with our guidance and adjusted EBITDA was at the high end of our guidance range. Our combined loan and finance receivables balance increased 18.8% from the year ago quarter to $621 million, driven primarily by our line of credit and installment loan and receivables purchase agreement products. Our solid balance sheet and operating cash flow have us well positioned for the future."

Enova ended the first quarter of 2017 with unrestricted cash and cash equivalents of $97.0 million. As of March 31, 2017, the company had total debt outstanding of $631.1 million, which included $145.4 million outstanding under Enova's $295 million securitization facilities. During the first quarter, Enova generated $119.9 million of cash flow from operations.

Outlook

For the second quarter of 2017, Enova expects total revenue of $190 million to $200 million, diluted earnings per share of $0.20 to $0.40, and Adjusted EBITDA of $35 million to $45 million. For the full year 2017, Enova expects total revenue of $810 million to $880 million, diluted earnings per share of $0.88 to $1.44, and Adjusted EBITDA of $145 million to $175 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, April 27th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until May 11, 2017, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 1010-5535.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided over four million customers around the globe access to more than $18 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; has two brands serving small businesses, Headway Capital® and The Business Backer™; and offers online lending platform services, on-demand decision-making technology and real-time predictive analytics services through Enova Decisions®. You can learn more about the company at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	March 31,		December 31,
	2017	2016	2016
Assets
Cash and cash equivalents	$97,030	$112,211	$39,934
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $17,815, $13,717 and $19,468 as of March 31, 2017 and 2016 and December 31, 2016, respectively)	25,610	20,908	26,306
Loans and finance receivables, net (includes loans of consolidated VIEs of $225,473, $150,427 and $234,497 and allowance for losses of $17,879, $12,172 and $17,731 as of March 31, 2017 and 2016 and December 31, 2016, respectively)	515,463	428,202	561,550
Income taxes receivable	3,004	7,436	—
Other receivables and prepaid expenses	18,059	18,810	19,524
Property and equipment, net	44,279	45,740	47,100
Goodwill	267,011	267,012	267,010
Intangible assets, net	5,136	6,221	5,404
Other assets	9,821	8,636	11,051
Total assets	$985,413	$915,176	$977,879
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$70,485	$74,278	$71,671
Income taxes currently payable	—	—	282
Deferred tax liabilities, net	25,338	28,879	14,316
Long-term debt (includes long-term debt of consolidated VIEs of $145,449, $113,913 and $165,419 and debt issuance costs of $1,419, $3,714 and $1,869, as of March 31, 2017 and 2016 and December 31, 2016, respectively)	631,117	594,414	649,911
Total liabilities	726,940	697,571	736,180
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,596,007, 33,196,625 and 33,364,525 shares issued and 33,488,159, 33,158,148 and 33,293,100 outstanding as of March 31, 2017 and 2016 and December 31, 2016, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	20,766	11,892	18,446
Retained earnings	249,307	210,716	235,455
Accumulated other comprehensive loss	(10,440)	(4,758)	(11,578)
Treasury stock, at cost (107,848, 38,477 and 71,425 shares as of March 31, 2017 and 2016 and December 31, 2016, respectively)	(1,160)	(245)	(624)
Total stockholders' equity	258,473	217,605	241,699
Total liabilities and stockholders' equity	$985,413	$915,176	$977,879

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$192,263	$174,653
Cost of Revenue	81,884	69,577
Gross Profit	110,379	105,076
Expenses
Marketing	19,583	21,181
Operations and technology	23,531	20,134
General and administrative	25,696	27,925
Depreciation and amortization	3,497	3,987
Total Expenses	72,307	73,227
Income from Operations	38,072	31,849
Interest expense, net	(17,222)	(15,915)
Foreign currency transaction gain	227	1,568
Income before Income Taxes	21,077	17,502
Provision for income taxes	7,225	7,639
Net Income	$13,852	$9,863
Earnings Per Share:
Earnings per common share:
Basic	$0.42	$0.30
Diluted	$0.41	$0.30
Weighted average common shares outstanding:
Basic	33,372	33,142
Diluted	34,036	33,187

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows provided by operating activities	$119,865	$98,592
Cash flows used in investing activities
Loans and finance receivables	(45,802)	(65,670)
Change in restricted cash	1,651	(13,717)
Property and equipment additions	(2,156)	(2,230)
Other investing activities	1,517	58
Total cash flows used in investing activities	(44,790)	(81,559)
Cash flows (used in) provided by financing activities	(20,506)	52,184
Effect of exchange rates on cash	2,527	928
Net increase in cash and cash equivalents	57,096	70,145
Cash and cash equivalents at beginning of year	39,934	42,066
Cash and cash equivalents at end of period	$97,030	$112,211

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three months ended March 31, 2017 and 2016.
	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Domestic:
Revenue	$164,669	$143,428	$21,241	14.8%
Cost of revenue	70,649	60,456	10,193	16.9
Gross profit	$94,020	$82,972	$11,048	13.3
Gross profit margin	57.1%	57.8%	(0.7)%	(1.2)%
International:
Revenue	$27,594	$31,225	$(3,631)	(11.6)%
Cost of revenue	11,235	9,121	2,114	23.2
Gross profit	$16,359	$22,104	$(5,745)	(26.0)
Gross profit margin	59.3%	70.8%	(11.5)%	(16.2)%
Total:
Revenue	$192,263	$174,653	$17,610	10.1%
Cost of revenue	81,884	69,577	12,307	17.7
Gross profit	$110,379	$105,076	$5,303	5.0
Gross profit margin	57.4%	60.2%	(2.8)%	(4.7)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended March 31, 2017 and 2016.

Three Months Ended March 31,	2017	2016	Change
Cost of revenue	$81,884	$69,577	$12,307
Charge-offs (net of recoveries)	98,814	69,995	21,026
Average combined loans and finance receivables, gross:
Company owned(a)	635,236	500,817	134,419
Guaranteed by Enova(a)(b)	28,027	32,627	(4,600)
Average combined loans and finance receivables, gross (a)(c)	$663,263	$533,444	$129,819
Ending combined loans and finance receivables, gross:
Company owned	$598,717	$495,906	$102,811
Guaranteed by Enova(b)	22,546	27,114	(4,568)
Ending combined loans and finance receivables, gross (c)	$621,263	$523,020	$98,243
Ending allowance and liability for losses	$84,441	$68,886	$15,555
Combined originations (d)	$447,536	$446,838	$698

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	12.3%	13.0%	(0.7)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	14.9%	13.1%	0.6%
Gross profit margin	57.4%	60.2%	(2.8)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	13.6%	13.2%	0.4%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2017	2016
Net Income	$13,852	$9,863
Adjustments:
Intangible asset amortization	271	320
Stock-based compensation expense	2,320	1,968
Foreign currency transaction gain	(227)	(1,568)
Cumulative tax effect of adjustments	(810)	(315)

Adjusted earnings	$15,406	$10,268

Diluted earnings per share	$0.41	$0.30

Adjusted earnings per share	$0.45	$0.31

Adjusted EBITDA

	Three Months Ended
	March 31,
	2017	2016
Net Income	$13,852	$9,863
Depreciation and amortization expenses	3,497	3,987
Interest expense, net	17,222	15,915
Foreign currency transaction gain	(227)	(1,568)
Provision for income taxes	7,225	7,639
Stock-based compensation expense	2,320	1,968

Adjusted EBITDA	$43,889	$37,804

Adjusted EBITDA margin calculated as follows:
Total Revenue	$192,263	$174,653
Adjusted EBITDA	43,889	37,804
Adjusted EBITDA as a percentage of total revenue	22.8%	21.6%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2017

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended June 30, 2017
	Low	High
	Unaudited
Income from operations	28,000	38,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$35,000	$45,000

	Estimated Results
	Year Ended December 31, 2017
	Low	High
	Unaudited
Income from operations	118,000	148,000
Depreciation and amortization	17,000	17,000
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA	$145,000	$175,000

CONTACT: Public Relations, Caroline Vasquez, Email: media@enova.com or Investor Relations, Monica Gould, Office: (212) 871-3927, Email: IR@enova.com